Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I  HEREBY CONSENT to the inclusion of my name in connection with the Post Effective Amendment to the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Greenwood Gold Resources, Inc.

DATED this 21st day of May 2010.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:	CONRAD C. LYSIAK
Conrad C. Lysiak